Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FIRST QUARTER 2021 RESULTS

- Acquired 54 USPS Properties for $25.8 Million -

- Strengthened Capital Structure to Support Ongoing Execution of Growth Plan -

- Collected 100% of Rents and Maintained 100% Occupancy -

Cedarhurst, New York, May 11, 2021 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust (REIT) that owns and manages approximately 1,200 properties leased to the USPS, ranging from last mile post offices to larger industrial facilities, today announced results for the quarter ended March 31, 2021.

Highlights for Quarter Ended March 31, 2021 and Subsequent Events

•	Completed acquisitions of 54 properties for $25.8 million, excluding closing costs
•	Grew quarterly rental income 73% year-over-year, reflecting accretive property acquisitions
•	Net income allocable to common shareholders was $0.1 million or $0.00 per diluted share
•	Funds from Operations was $3.3 million, or $0.21 per diluted share
•	Adjusted Funds from Operations was $4.3 million, or $0.27 per diluted share
•	Raised $57.0 million of gross proceeds through a marketed equity offering
•	Repaid $13.7 million of mortgage financings
•	Executed early renewal for 135 properties that were scheduled to expire in 2022 under a master lease and extended maturity to February 2027
•	Subsequent to quarter-end, raised quarterly dividend to $0.22 per share representing a 10% increase from the quarterly dividend a year ago

Andrew Spodek, Postal Realty Trust’s Chief Executive Officer commented, “We are off to a strong start to 2021, executing important lease renewals, closing on 54 properties, strengthening our balance sheet and positioning the Company to continue to build upon its growth trajectory. Our results this quarter continue to demonstrate the power of our platform and the efficiency of our operating model. Our properties comprise an important element of our Nation’s infrastructure and we are poised to grow through additional acquisitions of last mile, flex, and industrial USPS properties.”

Property Portfolio & Acquisitions

The Company’s portfolio is 100% occupied, comprised of 780 properties across 47 states with approximately 3.4 million net leasable interior square feet and a weighted average rental rate of $8.56 per leasable square foot, as of March 31, 2021.

During the first quarter, the Company acquired 54 properties leased to the USPS for $25.8 million, excluding closing costs, comprising approximately 686,000 net leasable interior square feet.

Subsequent to quarter-end and through May 4, 2021, the Company acquired 13 properties comprising approximately 39,000 net leasable interior square feet for approximately $5.4 million, excluding closing costs and currently has 52 properties totaling approximately $18.5 million under definitive contract, that also include Operating Partnership units as part of the consideration.

Leasing Update

In January 2021, the Company received and executed an early renewal notice for 135 properties under a master lease that was scheduled to expire on February 28, 2022 extending the maturity to February 28, 2027. Reflecting this lease transaction, and further renewals and acquisitions completed through May 4, 2021, the Company’s weighted average lease term is 4.0 years.

Balance Sheet & Capital Markets Activity

In January 2021, the Company raised approximately $57.0 million in gross proceeds from the sale of approximately 3.7 million shares of its Class A common stock. Proceeds were used for general corporate purposes, which included the acquisition of additional properties, capital expenditures related to the properties in its portfolio, and the repayment of indebtedness under the Company’s credit facility.

In February 2021, the Company repaid two mortgage financings totaling $13.7 million with an interest rate of 4.25%.

As of March 31, 2021, the Company had cash of $3.3 million on the balance sheet, and $93.3 million of net debt with a weighted average interest rate of 2.2% and a fixed charge coverage ratio of 7.3x.

Dividend

On April 30, 2021, the Company declared a quarterly dividend of $0.22 per share of Class A common stock. The dividend equates to $0.88 per share on an annualized basis. The Company has consecutively increased its dividend each quarter since the Company’s IPO in 2019. The dividend will be paid on May 28, 2021 to stockholders of record as of the close of business on May 14, 2021.

Webcast and Conference Call Details

Postal Realty Trust will host a webcast and conference call to discuss the first quarter 2021 financial results on May 11, 2021 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784. The conference ID for the call is 13719491.

Replay

A telephonic replay of the call will also be available from 8:00 P.M. Eastern Time on May 11, 2021, through 11:59 P.M. Eastern Time on May 25, 2021 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13719491.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and, beginning with Q3 2020, leasing costs that are recurring in nature, excluding beginning with Q2 2020, as a policy change all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of debt issuance costs, straight-line rent and other adjustments (beginning with the three months ended September 30, 2020, including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties (beginning with Q4 2020) and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust (REIT) that owns and manages approximately 1,200 properties leased to the USPS, ranging from last mile post offices to larger industrial facilities. More information is available at postalrealty.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Rental income	$8,487	$4,902
Fee and other income	378	296
Total revenues	8,865	5,198
Operating expenses:
Real estate taxes	1,089	642
Property operating expenses	910	407
General and administrative	2,569	2,302
Depreciation and amortization	3,169	2,035
Total operating expenses	7,737	5,386
Income (loss) from operations	1,128	(188)
Interest expense, net:
Contractual interest expense	(645)	(728)
Write-off and amortization of deferred financing fees	(145)	(104)
Loss on early extinguishment of debt	(202)	-
Interest income	1	1
Total interest expense, net	(991)	(831)
Income (loss) before income tax expense	137	(1,019)
Income tax expense	(11)	(10)
Net income (loss)	126	(1,029)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	(23)	352
Net income (loss) attributable to common stockholders	$103	$(677)
Net income (loss) per share:
Basic and Diluted	$0.00	$(0.14)
Weighted average common shares outstanding:
Basic and Diluted	12,448,326	5,174,569

Postal Realty Trust, Inc.

Consolidated Balance Sheets

(In thousands, except par value and share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$49,745	$46,303
Buildings and improvements	216,510	196,340
Tenant improvements	4,830	4,428
Total real estate properties, at cost	271,085	247,071
Less: Accumulated depreciation	(14,981)	(13,215)
Total real estate properties, net	256,104	233,856
Investment in financing lease, net	514	515
Total investments	256,618	234,371
Cash	3,314	2,212
Rent and other receivables	3,915	3,521
Prepaid expenses and other assets, net	4,428	4,434
Escrows and reserves	1,147	1,059
Deferred rent receivable	278	216
In-place lease intangibles, net	13,851	13,022
Above market leases, net	96	50
Total Assets	$283,647	$258,885

Liabilities and Equity
Liabilities:
Secured borrowings, net	$33,055	$46,629
Revolving credit facility	64,500	78,000
Accounts payable, accrued expenses and other	6,678	5,891
Below market leases, net	8,814	8,726
Total Liabilities	113,047	139,246

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 13,326,514 and 9,437,197 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	133	95
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Additional paid-in capital	151,114	100,812
Accumulated deficit	(11,730)	(8,917)
Total Stockholders’ Equity	139,517	91,990
Operating Partnership unitholders’ non-controlling interests	31,083	27,649
Total Equity	170,600	119,639
Total Liabilities and Equity	$283,647	$258,885

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except share data)
(Unaudited)

Three Months Ended March 31, 2021
Net income	$126
Depreciation and amortization of real estate assets	3,169
FFO	$3,295
Recurring capital expenditures	(189)
Amortization of debt issuance costs	145
Loss on extinguishment of debt	202
Straight-line and other rent adjustments	24
Fair value lease adjustments	(377)
Acquisition related expenses	71
Income on insurance recoveries from casualties	(36)
Non-cash components of compensation expense	1,129
AFFO	$4,264
FFO per common share and common unit outstanding	$0.21
AFFO per common share and common unit outstanding	$0.27
Weighted average common shares and common units outstanding, basic and diluted	15,708,984